FILED PURSUANT TO
RULE 424 (B) (3)
REGISTRATION NO: 333- 146959

STRATEGIC STORAGE TRUST, INC.

SUPPLEMENT NO. 4 DATED AUGUST 15, 2008

TO THE PROSPECTUS DATED MARCH 17, 2008

This document supplements, and should be read in conjunction with, the prospectus of Strategic Storage Trust, Inc. dated March 17, 2008. This supplement amends and supersedes Supplement No. 1 dated April 28, 2008, Supplement No. 2 dated May 22, 2008, and Supplement No. 3 dated July 18, 2008. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to disclose:

•	an update on the status of our offering;

•	the third quarter distribution declaration;

•	the proposed acquisition of self storage facilities in Biloxi, Mississippi and Gulf Breeze, Florida;

•	a revision to the “Suitability Standards” section of the prospectus;

•	revisions to the “Management” section of the prospectus to reflect:

•	the appointment of Timothy S. Morris as chairman of our Nominating and Corporate Governance Committee; and

•	the addition of the title of Chief Executive Officer to H. Michael Schwartz, our President and Chairman of our Board;

•

replacement of the “Plan of Operation” section of the prospectus with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to include information for the quarter ended June 30, 2008;

•	an update to the “Prior Performance Summary” section of the prospectus;

•	a revision to the Distribution Reinvestment Plan included as Appendix C to the prospectus;

•	unaudited financial statements of Strategic Storage Trust, Inc. as of and for the three months and six months ended June 30, 2008;

•

updated unaudited prior performance tables to reflect results through December 31, 2007, including recent revisions to the amount of cash generated from operations on certain programs in Table II and certain revisions to financial information for 2007 for certain programs in Table III of the unaudited prior performance tables; and

•	a revised Subscription Agreement.

Status of Our Offering

We commenced the initial public offering of shares of our common stock on March 17, 2008. Through August 11, 2008, we have received aggregate gross offering proceeds of approximately $5.8 million from the sale of 586,381 shares in our initial public offering.

Third Quarter Distribution Declaration

On June 26, 2008, our board of directors declared distributions for the third quarter of 2008 in the amount of $0.00191257 per day per share on the outstanding shares of common stock (equivalent to an annual distribution rate of 7% assuming the share was purchased for $10) payable to stockholders of record of such shares as shown on our books at the close of business on each day during the period, commencing on July 1, 2008 and continuing on each day thereafter through and including September 30, 2008. Such distributions payable to each stockholder of record during a month will be paid on such date of the following month as our President may determine. At this time, we intend to fund substantially all of our distributions for the third quarter of 2008 from proceeds raised in this offering and, to a much lesser extent, from operating revenues generated from investments made in self storage facilities during the third quarter, if any.

Proposed Acquisition of Self Storage Facilities in Biloxi, Mississippi and Gulf Breeze, Florida

On July 18, 2008, our board of directors approved the potential acquisition of two self storage facilities, one located in Biloxi, Mississippi (Biloxi Property) and one located in Gulf Breeze, Florida (Gulf Breeze Property), from an unaffiliated third party. We expect that the purchase price for the two properties will amount to approximately $10,760,000, plus closing costs. U.S. Commercial LLC, our sponsor, executed the purchase agreement for the Biloxi Property and the Gulf Breeze Property, and on July 25, 2008 the purchase agreement was assigned to us. We intend to acquire these two properties in the third quarter of 2008 using net proceeds from our initial public offering (all cash acquisition) or, possibly, by securing lender financing for a portion of the total purchase price.

The Biloxi Property is a 596-unit self storage facility that sits on 5.9 acres and contains approximately 66,600 rentable square feet of self storage space. The Biloxi Property includes a mix of climate and non-climate controlled units, with 16 of the units being uncovered RV, boat and car storage spaces. It is located at 1742 Pass Road, Biloxi, Mississippi, on the west side of Interstate 110, south of Interstate 10. The Biloxi Property sits in an in-fill location where little additional land is available for new development, is located in a major artery of Biloxi with good visibility that has high traffic counts and is surrounded by residential developments. The Biloxi Property currently is 81.2% occupied. It was completed in 1978 and expanded in 1993. The Biloxi Property includes multiple storage buildings, an office and a manager’s apartment, all constructed with masonry block exterior walls and steel roofing and framing on concrete foundations with asphalt drive and parking surfaces. The units have either garage style, roll-up doors or swing doors. We anticipate making minor capital improvements to the Biloxi Property at a cost of approximately $75,000.

The Gulf Breeze Property is a 705-unit self storage facility that sits on 1.6 acres and contains approximately 80,000 rentable square feet of self storage space. The Gulf Breeze Property includes a mix of climate and non-climate controlled units, with 13 of the units being uncovered RV, boat and car storage spaces. It is located at 15 McClure Drive, Gulf Breeze, Florida, less than .2 miles north of U.S. Highway 98 near its intersection with State Highway 399. The Gulf Breeze Property sits in a fast growing area where little additional land is available for new development, is adjacent to a new retail complex, including a Publix Supermarket, and has exposure to U.S. Highway 98 and its high traffic counts. The Gulf Breeze Property currently is 88.8% occupied. It was completed in 1982 and expanded in 2004. The Gulf Breeze Property includes multiple storage buildings and an office, both constructed with steel exterior walls, roofing and framing on concrete foundations with asphalt drive and parking surfaces. The units have either garage style, roll-up doors or swing doors. We anticipate making minor capital improvements to the Gulf Breeze Property at a cost of approximately $50,000.

Our advisor identified and presented to our board the acquisition of these two properties, which are potential suitable investments for us. We anticipate paying our advisor, Strategic Storage Advisor, LLC, an acquisition fee of $269,000, or 2.5% of the total purchase price, in connection with the acquisition of the two properties. We expect that the closing will occur in the third quarter of 2008. The acquisition of these properties is subject to a number of conditions, including (1) our ability to raise sufficient proceeds in this offering to pay all or a portion of the purchase price for these properties, and (2) our ability to secure appropriate debt financing, if necessary or appropriate, on acceptable terms in connection with these acquisitions.

We will decide whether to acquire these properties generally based upon:

•	our satisfactory completion of due diligence on the seller and the properties;

•	satisfaction of the conditions to the acquisition in accordance with the purchase agreement;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make this acquisition; and

•	no material adverse changes relating to the properties, the seller or certain economic conditions.

Other properties may be identified in the future that we may acquire prior to or instead of these properties. While the due diligence period for these properties has expired and our earnest money deposit is now non-refundable, we cannot make any assurances that the closing of these properties is probable.

Suitability Standards

The fourth (4th) bullet point of the third paragraph of Page i of the “Suitability Standards” section of the prospectus is hereby deleted in its entirety and replaced with the following:

“•	For Iowa, Massachusetts, Michigan, Ohio, Oregon and Pennsylvania Residents – Shares will only be sold to residents of the States of Iowa, Massachusetts, Michigan, Ohio, Oregon and Pennsylvania representing that they have a liquid net worth of at least ten times their investment in us and our affiliates and that they meet one of our suitability standards.”

Management

On May 12, 2008, our board of directors appointed Timothy S. Morris, one of our independent directors, as the chairman of our Nominating and Corporate Governance Committee.

On May 20, 2008, our board of directors added the title of Chief Executive Officer to H. Michael Schwartz, our President and Chairman of our Board.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information contained on page 87 in the “Plan of Operation” section of the prospectus is revised as of the date of this supplement by the deletion of that section and the insertion of the following information in lieu thereof and should also be read in conjunction with our accompanying financial statements and notes thereto.

Forward-Looking Statements

This supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplement. Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. See the risk factors in our prospectus for a discussion of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements.

Overview

Strategic Storage Trust, Inc. was formed on August 14, 2007 under the Maryland General Corporation Law for the purpose of engaging in the business of investing in self storage facilities and related self storage real estate investments. Strategic Storage Trust, Inc. is newly formed and is subject to the general risks associated with a start-up enterprise, including the risk of business failure. Our year end is December 31. As used in this supplement, “we” “us” and “our” refer to Strategic Storage Trust, Inc.

On August 24, 2007, our Advisor purchased 100 shares of common stock for $1,000 and became our initial stockholder. Our Articles of Amendment and Restatement authorize 700,000,000 shares of common stock with a par value of $0.001 and 200,000,000 shares of preferred stock with a par value of $0.001. We will offer a minimum amount of $1,000,000 and a maximum of 110,000,000 shares of common stock, consisting of 100,000,000 shares for sale to the public in our primary offering and 10,000,000 shares for sale pursuant to our distribution reinvestment plan.

On March 17, 2008, the Securities and Exchange Commission, or SEC, declared our registration statement effective. On May 22, 2008, we satisfied the minimum offering requirements of our public offering and commenced formal operations. As of June 30, 2008, we had issued 322,327 shares of our common stock for gross proceeds of approximately $3.2 million.

As of June 30, 2008, we had not acquired any self storage properties.

Our results of operations for the six months ended June 30, 2008 are not indicative of those expected in future periods as we expect that rental income, operating expenses, depreciation, and amortization expense will each increase in future periods as a result of anticipated future acquisitions of real estate assets.

We have no paid employees and are externally advised and managed by our Advisor.

Summary of Critical Accounting Policies

We have established accounting policies which conform to generally accepted accounting principles, or GAAP. Preparing financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Following is a discussion of the estimates and assumptions used in setting accounting policies that we consider critical in the presentation of our financial statements. Many estimates and assumptions involved in the application of GAAP may have a material impact on our financial condition or operating performance, or on the comparability of such information to amounts reported for other periods, because of the subjectivity and judgment required to account for highly uncertain items or the susceptibility of such items to change. These estimates and assumptions affect our reported amounts of assets and liabilities, our disclosure of contingent assets and liabilities at the dates of the financial statements and our reported amounts of revenue and expenses during the period covered by this supplement. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied or different amounts of assets, liabilities, revenues and expenses would have been recorded, thus resulting in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements. Additionally, other companies may use different estimates and assumptions that may impact the comparability of our financial condition and results of operations to those companies.

We believe that our critical accounting policies include the following: real estate purchase price allocations; the evaluation of whether any of our real estate assets has been impaired; the determination of the useful lives of our long lived assets; and the evaluation of the consolidation of our interests in joint ventures. The following discussion of these policies supplements, but does not supplant the description of our significant accounting policies, as contained in footnote 2 to the interim financial statements included in this supplement, and is intended to present our analysis of the uncertainties involved in arriving upon and applying each policy.

Real Estate Purchase Price Allocation

We have not yet acquired any properties. However, upon the acquisition of each of our properties, we will allocate the purchase prices of such properties based on a number of estimates and assumptions. We will allocate the purchase prices to the tangible and intangible assets acquired and the liabilities assumed based on estimated fair values. These estimated fair values will be based upon comparable market sales information for land and estimates of depreciated replacement cost of equipment, building and site improvements. Acquisitions of portfolios of properties will be allocated to the individual properties based upon an income approach or a cash flow analysis using appropriate risk adjusted capitalization rates which we will estimate based upon the relative size, age, and location of the individual property along with actual historical and estimated occupancy and rental rate levels, and other relevant factors. If available, and determined by management to be appropriate, appraised values will be used, rather than these estimated values. Because we believe that substantially all of the leases in place at properties we will acquire will be at market rates, as the majority of the leases are month-to-month contracts, we do not expect to allocate any portion of the purchase price to above or below market leases. The determination of market rates is also subject to a number of estimates and assumptions. Our allocations of purchase prices could result in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements, as such allocations may vary dramatically based on the estimates and assumptions we use.

Impairment of Real Property Assets

Once we begin acquiring properties, the majority of our assets will consist of long-lived real estate assets. We will continually evaluate such assets for impairment based on events and changes in circumstances that may arise in the future and that may impact the carrying amounts of our real estate assets. When indicators of potential impairment are present, we will assess the recoverability of the particular real estate asset by determining whether the carrying value of the real estate asset will be recovered, through an evaluation of the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. This evaluation is based on a number of estimates and assumptions. Based on this evaluation, if the expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate asset to fair value and recognize an impairment loss. Our evaluation of the impairment of real property assets could result in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements, as the amount of impairment loss, if any, recognized may vary based on the estimates and assumptions we use.

Estimated Useful Lives of Long-Lived Assets

As we purchase properties, we will be required to assess the useful lives of the underlying assets, based upon a subjective determination of the period of future benefit for each asset. We will record depreciation expense with respect to these assets based upon the estimated useful lives we determine. Our determinations of the useful lives of the assets could result in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements, as such determinations, and the corresponding amount of depreciation expense, may vary dramatically based on the estimates and assumptions we use.

Consolidation of Investments in Joint Ventures

We will evaluate the consolidation of our investments in joint ventures according to ARB No. 51 pursuant to FIN 46R. This evaluation requires us to determine whether we have a controlling interest in a joint venture through a means other than voting rights, and, if so, such joint venture may be required to be consolidated in our financial statements. Our evaluation of our joint ventures under FIN 46R could result in a materially different presentation of the financial statements or materially different amounts being reported in the financial statements, as the entities included in our financial statements may vary based on the estimates and assumptions we use.

Results of Operations

Overview

On May 22, 2008, we satisfied the minimum offering requirements of our public offering and commenced formal operations. As of June 30, 2008, we had issued 322,327 shares of our common stock for gross proceeds of approximately $3.2 million. Operating results in future periods will depend on the results of operations of the real estate properties that we acquire.

Revenue

We have yet to acquire any operating facilities and therefore have not recorded any rental revenues.

General and Administrative Expenses

We commenced formal business operations on May 22, 2008, upon satisfying the minimum offering requirements of our public offering. General and administrative expenses consist primarily of legal expenses, insurance expense, allocation of a portion of our advisor’s payroll related costs, organizational expenses and board of directors meetings related costs. We expect general and administrative costs to increase in the future as we make additional investments, but expect such expenses to decrease as a percentage of total revenues.

Depreciation

Depreciation relates to the depreciation of furniture and equipment. We expect depreciation to increase in future periods as we acquire operating facilities.

REIT Qualification

We intend to make an election under Section 856(c) of the Internal Revenue Code of 1986 (the Code) to be taxed as a REIT under the Code, commencing with the taxable year ending December 31, 2008. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and could have a material adverse impact on our financial conditions and results of operations. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes commencing with the year ending December 31, 2008, and we intend to continue to operate as to remain qualified as a REIT for federal income tax purposes.

Liquidity and Capital Resources

Short-Term Liquidity and Capital Resources

Through May 22, 2008, the date we satisfied the minimum offering requirements of our public offering, we met our short-term operating liquidity requirements through advances from our advisor or its affiliates, as we needed to fund our operating expenses incurred before we raised the minimum offering. After breaking escrow, we generally expect that we will meet our short-term operating liquidity requirements from the combination of proceeds of our offering and advances from our advisor which will be repaid, without interest, as funds are available after meeting our current liquidity requirements, subject to the limitations on reimbursement set forth in our Advisory Agreement with our advisor. Per the Advisory Agreement, all advances from our advisor shall be reimbursed no less frequently than monthly, although our advisor has indicated that it may waive such a requirement on a month by month basis. The organizational and offering costs associated with the offering will initially be paid by us or our advisor. Our advisor must reimburse us within 60 days after the end of the month in which the offering terminates to the extent we paid or reimbursed organization and offering costs (excluding sales commissions and dealer manager fees) in excess of 3.5% of the gross offering proceeds from the primary offering. After we make our initial investments from the proceeds of the offering, we expect our short-term operating liquidity requirements to be met through net cash provided by property operations. Operating cash flows are expected to increase as properties are added to our portfolio.

Long-Term Liquidity and Capital Resources

On a long-term basis, our principal demands for funds will be for property acquisitions, either directly or through entity interests, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness, if any. Generally, cash needs for items, other than property acquisitions, will be met from operations and proceeds received from the offering. However, there may be a delay between the sale of our shares and our purchase of properties that could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor will evaluate potential additional property acquisitions and engage in negotiations with sellers on our behalf. After a purchase contract is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes, among other items, review of the title insurance commitment, an appraisal and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Our board of directors will determine the amount and timing of distributions to our stockholders and will base such determination on a number of factors, including funds available for payment of distributions, financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Code.

Potential future sources of capital include proceeds from our offering, proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. Currently, we do not have a credit facility or other third party source of liquidity. To the extent we do not secure a credit facility or other third party source of liquidity, we will be dependent upon the proceeds of our offering and income from operations in order to meet our long term liquidity requirements and to fund our distributions.

Subsequent Events

Acquisitions

On July 18, 2008, our board of directors approved the potential acquisition of two self storage facilities located in Gulf Breeze, Florida and Biloxi, Mississippi. The purchase price for the facilities is approximately $10,760,000 and a $200,000 non-refundable deposit was paid by us in accordance with the purchase agreement, which was assigned to us from our sponsor, U.S. Commercial LLC, on July 25, 2008.

Offering Status

As of August 11, 2008, we have issued 586,381 shares of our common stock for gross proceeds of approximately $5.8 million.

Prior Performance Summary

The “Prior Performance Summary” section of the prospectus is hereby deleted in its entirety and replaced with the following:

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of certain real estate programs sponsored by U.S. Commercial LLC, our sponsor, and other affiliates of our advisor, including certain officers and directors of our advisor. You should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

The information in this section and in the Prior Performance Tables included in this supplement as Appendix A show relevant summary information regarding programs sponsored or co-sponsored by our sponsor. As described below, our sponsor has sponsored or co-sponsored private offerings of real estate programs that have investment objectives, including particular investment types, that are considerably similar to ours. Some programs, remaining in operation, may acquire additional properties in the future. Our sponsor intends to continue to sponsor private offerings of real estate programs. To the extent that such future offerings or programs remaining in operation share the same or similar investment objectives or acquire properties in the same or nearby markets, such programs may be in competition with the investments made by us. See the “Conflicts of Interest” section of the prospectus for additional information. Programs that list substantially the same investment objectives as we do in the prospectus or private offering memorandum are considered to have investment objectives similar to ours, regardless of the particular emphasis that a program places on each objective.

The information in this summary represents the historical experience of U.S. Commercial LLC sponsored or co-sponsored programs. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) sale or disposals of properties by prior real estate programs (Table V). Additionally, Table VI, which is contained in Part II of Post-Effective Amendment No. 1 to the registration statement and is not part of this supplement or the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately our sponsor’s experience with like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Private Programs — Overview

The prior privately-offered programs sponsored or co-sponsored by our sponsor include 11 single-asset real estate tenant-in-common offerings, two privately-offered REITs, three multi-asset Delaware Statutory Trust offerings, one single-asset Delaware Statutory Trust offering, and one single-asset real estate limited liability company. Limited partnership units were privately offered in conjunction with four of the aforementioned tenant-in-common offerings and limited liability company units were privately offered in conjunction with five of the aforementioned tenant–in-common offerings. Investors in these unit offerings acquired an undivided tenant-in-common interest in the property that was the subject of such offering. Investors in these 18 privately-offered programs had raised approximately $307 million of gross offering proceeds from approximately 1,600 investors. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of the affiliates of our advisor in raising and investing funds for private offerings closed during the previous three years and compensation paid to the sponsors of these programs.

With a combination of debt and offering proceeds, these privately-offered programs invested approximately $737 million (including acquisition and development costs) in 39 properties. Based on the aggregate amount of acquisition and development costs, approximately 95% was spent on existing or used properties and approximately 5% was spent on construction or redevelopment properties. Based on the aggregate amount of acquisition and development costs, our assets in these programs can be categorized as indicated in the chart below:

The following table shows a breakdown by percentage of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs:

Type of Property	New	Used	Construction
Office	—	100.0%	—
Self Storage	—	100.0%	—
Industrial	—	73.5%	26.5%
Retail	—	100.0%	—

As a percentage of acquisition and development costs, our diversification of these 39 properties by geographic area is as follows:

As a percentage of acquisition and development costs, our allocation of financing proceeds for these 39 properties is as follows:

See Table III of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed during the previous five years. See Table IV of the Prior Performance Tables for detailed results of such programs that have completed operations during the previous five years. See Table V of the Prior Performance Tables for detailed results of the sale or disposals of properties by such programs within the most recent three years.

The percentage of these programs with investment objectives similar to ours is approximately 100.0%. These properties had an aggregate of approximately 5.3 million square feet of gross leasable space. For more detailed information regarding acquisitions of properties by such programs during the previous three years, see Table VI contained in Part II of Post-Effective Amendment No. 1 to the registration statement which is not a part of this supplement or the prospectus. Copies of Table VI will be provided to prospective investors upon request at no charge.

The investments of the above mentioned programs have all occurred during the previous four years. There were no investments made by these programs prior to this four year period and our sponsor did not sponsor or co-sponsor any programs prior to the four year period.

Certain properties have experienced, and may in the future experience, decreases in net income when economic conditions decline. Our sponsor, along with CB Richard Ellis Investors/U.S. Advisor, LLC, co-sponsored the offering of USA 615 North 48th ST, LLC, which together with other tenant-in-common interest holders, acquired an approximately 574,000 square foot single-tenant industrial property. The program’s single tenant, Le*Natures, Inc., was placed in involuntary bankruptcy as a result of alleged financial fraud by its senior executives, which in turn resulted in the lender commencing foreclosure proceedings. The bankruptcy trustee approved Le*Natures’ petition to terminate the lease with the tenant-in-common owners, resulting in a default on the first lien loan on the property and a receiver for the property was appointed. Distributions to the investors were suspended indefinitely in November 2006. The lien holder of the machinery within the facility was required to make the property lease payments, if the tenant was unable to do so, as long as the equipment remained in the facility. The owner of the equipment committed to making the lease payments through October 2007. In June 2008, an affiliate of CB Richard Ellis Investors (CBREI) purchased the investors’ interest in this property at 60% of their original investment plus the right to receive a share in any future proceeds generated from a subsequent sale of the property to a third party over and above the CBREI affiliate’s original cost of purchase, holding costs and selling expenses. The CBREI affiliate also assumed the senior secured loan and entered into a forbearance agreement with the lender that terminated the foreclosure proceedings.

In certain instances, the sponsor of these programs, or its affiliates, has agreed to make certain accommodations to benefit the owners of these properties, such as the deferral of asset management fees otherwise payable to the sponsor or its affiliates. See Prior Performance Tables I (Experience in Raising and Investing Funds), II (Compensation to Sponsor) and III (Annual Operating Results of Prior Real Estate Programs) in Appendix A for further information regarding these prior real estate programs. Our business may be affected by similar conditions. Although certain prior programs sponsored or co-sponsored by our sponsor have been adversely affected by the cyclical nature of the real estate market and general risks associated with investments in real estate, at this time, we are not aware of any other adverse business developments other than those at USA 615 North 48th ST, LLC that would be material to investors in the prior programs.

No assurance can be made that our program or other programs sponsored by affiliates of our advisor will ultimately be successful in meeting their investment objectives. Below is a summary of the three private programs previously sponsored by our sponsor that we believe are most similar to this offering.

USA Self Storage REIT, Inc.

USA Self Storage REIT, Inc. (USA SS REIT I) is a privately-offered real estate investment trust organized to invest primarily in self storage properties. USA SS REIT I completed its offering in March 2007 and raised approximately $29.9 million of gross offering proceeds. With a combination of debt and offering proceeds, USA SS REIT I has invested approximately $57 million (including acquisition and development costs) in nine properties and a single-asset Delaware Statutory Trust as of April 28, 2008. USA SS REIT I owns interests in the following properties:

•	Bay Area Self Storage in Seabrook, Texas with 681 units and 78,390 rentable square feet;

•	A Self Storage Center in Greenville, South Carolina with 351 units and 47,337 rentable square feet;

•	Signature Self Storage in Kemah, Texas with 1,311 units and 239,045 rentable square feet;

•	Fort Knox Mini Storage in Tallahassee, Florida with 1,551 units and 203,728 rentable square feet;

•	an interest in an industrial property in Hawthorne, California with 356,000 rentable square feet leased to a single tenant;

•	an interest in a self storage facility located in Baltimore, Maryland with 508 units and 70,900 rentable square feet;

•	Hollywood Mini Storage in Memphis, Tennessee with 796 units and 100,377 rentable square feet;

•	a 10% interest in USA SF Self Storage, DST, a Delaware Statutory Trust owning a self storage property located in San Francisco, California with 1,105 units and 77,900 rentable square feet;

•	24 Hour Self Storage in Houston, Texas with 483 units and 73,319 rentable square feet; and

•	an interest in Baffin Bay Self Storage in Lake Forest, California with 1,294 units and 251,708 rentable square feet.

As a percentage of acquisition and development costs, our allocation of financing proceeds for these properties is as follows:

USA Self Storage REIT II, Inc.

USA Self Storage REIT II, Inc. (USA SS REIT II) is a privately-offered real estate investment trust organized to invest primarily in self storage properties. As of April 28, 2008, USA SS REIT II has raised approximately $22.1 million of gross offering proceeds. With a combination of debt and offering proceeds, USA SS REIT II has invested approximately $45 million (including acquisition and development costs) in five properties and an interest in a multi-property Delaware Statutory Trust as of April 28, 2008. USA SS REIT II owns interests in the following properties:

•	Stor N Save Self Storage Durango in Las Vegas, Nevada with 521 units and 65,970 rentable square feet;

•	Stor N Save Self Storage Charleston in Las Vegas, Nevada with 193 units and 21,150 rentable square feet;

•	Express Self Storage in Pearland, Texas with 643 units and 89,200 rentable square feet;

•	an interest in Baffin Bay Self Storage in Lake Forest, California with 1,294 units and 251,708 rentable square feet; and

•	Space Savers Self Storage in Daphne, Alabama with 475 units and 49,925 rentable square feet; and

•	a 2.26% beneficial interest in USA Self Storage I, DST, a Delaware Statutory Trust owning ten self storage facilities in three states, as described in more detail below.

As a percentage of acquisition and development costs, our allocation of financing proceeds for these properties is as follows:

USA Self Storage I, DST

USA Self Storage I, DST (USA SS DST I) is a Delaware Statutory Trust organized to invest in certain self storage properties. USA SS DST I completed its offering in October 2005 and received approximately $13.2 million of gross offering proceeds. With a combination of debt and offering proceeds, USA SS DST I invested approximately $36 million in ten properties. USA SS DST I owns interests in the following properties:

•	Pack Rat Self Storage in Lawrenceville, Georgia with 507 units and 77,000 rentable square feet;

•	Space Saver Self Storage in Lawrenceville, Georgia with 501 units and 65,600 rentable square feet;

•	U-Lock Self Storage in Concord, North Carolina with 554 units and 62,524 rentable square feet;

•	U-Lock Self Storage in Hickory, North Carolina with 638 units and 77,121 rentable square feet;

•	U-Lock Self Storage in Bridgewater, North Carolina with 445 units and 61,060 rentable square feet;

•	Rhino Self Storage #VIII in El Paso, Texas with 526 units and 89,900 rentable square feet;

•	Rhino Self Storage #III in El Paso, Texas with 749 units and 92,490 rentable square feet;

•	Rhino Self Storage #VII in El Paso, Texas with 510 units and 67,440 rentable square feet;

•	Rhino Self Storage in El Paso, Texas with 423 units and 60,500 rentable square feet; and

•	Northwest Highway Self Storage in Dallas, Texas with 662 units and 61,140 rentable square feet.

As a percentage of acquisition and development costs, our allocation of financing proceeds for these properties is as follows:

Distribution Reinvestment Plan

Section 13 of our Distribution Reinvestment Plan, included as Appendix C to the prospectus, is hereby deleted in its entirety and replaced with the following:

“13. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.”

The amended Distribution Reinvestment Plan is attached as Appendix C to this supplement.

Unaudited Financial Statements

The financial statements of Strategic Storage Trust, Inc., as of June 30, 2008, and for the three month and six month periods ended June 30, 2008, which are included in this supplement, have not been audited.

Appendix A - Prior Performance Tables

The Prior Performance Tables included as Appendix A to the prospectus are hereby deleted in its entirety and replaced by Appendix A which is attached to this supplement.

Subscription Agreement

Our Subscription Agreement included as Appendix B to the prospectus is hereby deleted in its entirety and replaced with a revised Subscription Agreement which is attached as Appendix B to this supplement.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

June 30, 2008

(Unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$2,312,800	$201,000
Escrow receivable	345,000	—
Prepaid expenses	73,079	—

Total current assets	2,730,879	201,000
Furniture and equipment	107,035	—
Accumulated depreciation	(8,281)	—

Total other assets	98,754	—

Total assets	$2,829,633	$201,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$14,733	$—
Due to affiliates	2,298,366	—

Total current liabilities	2,313,099	—
Minority interest	126,038	200,000
Commitments and contingencies (Note 4)
Stockholders’ Equity:
Common stock, $0.001 par value; 700,000,000 shares authorized; 322,327 and 100 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	323	1
Additional paid-in capital	844,837	999
Distributions	(15,490)	—
Accumulated deficit	(439,174)	—

Total stockholders’ equity	390,496	1,000

Total liabilities and stockholders’ equity	$2,829,633	$201,000

See notes to consolidated financial statements

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30, 2008	Six months ended June 30, 2008
Revenue	$—	$—
Operating Expenses:
General and administrative	504,328	504,328
Depreciation	8,281	8,281
Other	5,104	5,104

Total Operating Expenses	517,713	517,713
Interest Income	2,821	6,069

Loss Before Minority Interest in loss of Subsidiary	(514,892)	(511,644)
Minority interest in loss of subsidiary	75,686	72,470

Net Loss	$(439,206)	$(439,174)

Net loss per share – basic and diluted	$(5.47)	$(10.93)

Weighted average shares outstanding	80,251	40,175

See notes to consolidated financial statements

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Number of Shares	Common Stock Par Value	Additional Paid -in Capital	Distributions	Accumulated Deficit	Total
Balance as of December 31, 2007	100	$1	$999	$—	$—	$1,000
Gross proceeds from issuance of common stock	322,138	322	3,215,227	—	—	3,215,549
Offering costs	—	—	(2,372,239)	—	—	(2,372,239)
Distributions	—	—	—	(15,490)	—	(15,490)
Issuance of shares for distribution reinvestment plan	89	—	850	—	—	850
Net loss	—	—	—	—	(439,174)	(439,174)

Balance as of June 30, 2008	322,327	$323	$844,837	$(15,490)	$(439,174)	$390,496

See notes to consolidated financial statements

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

June 30, 2008

(Unaudited)

Six months ended June 30, 2008
Cash flows from operating activities:
Net loss	$(439,174)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation expense	8,281
Minority interest in loss of subsidiary	(72,470)
Increase (decrease) in cash from changes in assets and liabilities:
Prepaid expenses	(73,079)

Net cash used in operating activities	(576,442)

Cash flows from financing activities:
Gross proceeds from issuance of common stock	3,215,549
Offering costs	(2,372,239)
Escrow receivable	(345,000)
Due to affiliates	2,191,331
Distributions paid	(1,399)

Net cash flows provided by financing activities	2,688,242

Increase in cash and cash equivalents	2,111,800
Cash and cash equivalents, beginning of period	201,000

Cash and cash equivalents, end of period	$2,312,800

Supplemental disclosures of non-cash transactions:
Distributions payable	$14,733
Issuance of shares for distribution reinvestment plan	$850
Purchase of furniture and equipment	$107,035

See notes to consolidated financial statements

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2008

(Unaudited)

1.	Organization

Strategic Storage Trust, Inc., a Maryland corporation (the “Company”), was formed on August 14, 2007 under the Maryland General Corporation Law for the purpose of engaging in the business of investing in self storage facilities. The Company is newly formed and is subject to the general risks associated with a start-up enterprise, including the risk of business failure. The Company’s year end is December 31. As used in this supplement, “we” “us” and “our” refer to Strategic Storage Trust, Inc.

U.S. Commercial LLC, a Virginia limited liability company, is the sponsor of our initial public offering. Our sponsor was formed on July 21, 2004 to engage in private structured offerings of limited partnerships and other entities with respect to the acquisition, management and disposition of commercial real estate assets. Our sponsor owns a majority of Strategic Storage Holdings, LLC, which is the sole member of our advisor and our property manager.

Our advisor is Strategic Storage Advisor, LLC, a Delaware limited liability company (our “Advisor”) which was formed on August 13, 2007. Our Advisor is responsible for managing our affairs on a day-to-day basis and identifying and making acquisitions and investments on our behalf under the terms of an advisory agreement we have with our Advisor (our “Advisory Agreement”). The officers of our Advisor are also officers of our sponsor.

On August 24, 2007, the Advisor purchased 100 shares of common stock for $1,000 and became our initial stockholder. Our Articles of Amendment and Restatement authorize 700,000,000 shares of common stock with a par value of $.001 and 200,000,000 shares of preferred stock with a par value of $.001. We will offer a minimum amount of $1,000,000 (the “Minimum Amount of Shares”) and a maximum of 110,000,000 shares of common stock, consisting of 100,000,000 shares for sale to the public (the “Primary Offering”) and 10,000,000 shares for sale pursuant to our distribution reinvestment plan (collectively, the “Offering”).

On March 17, 2008, the Securities and Exchange Commission (“SEC”) declared our registration statement effective. On May 22, 2008, we satisfied the minimum offering requirements of our public offering and commenced formal operations. As of June 30, 2008, we had issued 322,327 shares of our common stock for gross proceeds of approximately $3.2 million.

Our dealer manager, U.S. Select Securities LLC, is one of our affiliates. Our dealer manager is responsible for marketing our shares being offered pursuant to the Offering. We intend to invest the net proceeds from the Offering primarily in self storage facilities and related self storage real estate investments. As of June 30, 2008, we had neither purchased nor contracted to purchase any properties.

Our property manager is Strategic Storage Property Management, LLC, a Delaware limited liability company, which was formed in August 2007 to manage our properties. Our property manager will derive substantially all of its income from the property management services it will perform for us.

Our operating partnership, Strategic Storage Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), was formed on August 14, 2007. On August 24, 2007, our Advisor purchased a 99% limited partnership interest in our operating partnership for $200,000 and on August 24, 2007, we contributed the initial $1,000 capital contribution we received to our operating partnership in exchange for a 1% general partner interest. Our operating partnership will own, directly or indirectly through one or more special purpose entities, all of the self storage properties that we acquire. We will conduct certain activities (such as selling packing supplies and locks and renting trucks or other moving equipment) through our taxable REIT subsidiary, Strategic Storage TRS, Inc., a Delaware

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2008

(Unaudited)

corporation (the “TRS”) formed on August 15, 2007, which is a wholly owned subsidiary of the Operating Partnership.

Our financial statements and the financial statements of our operating partnership are consolidated in the accompanying consolidated financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation.

2.	Summary of Significant Accounting Policies

The accompanying interim financial statements have been prepared by our management in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and in conjunction with the rules and regulations of the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, the interim financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. The accompanying financial statements reflect all adjustments, which are, in the opinion of our management, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim period. Interim results of operations are not necessarily indicative of the results to be expected for the full year. Operating results for the six months ended June 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

The Company’s account balance exceeds federally insurable limits by approximately $2.1 million as of June 30, 2008. The Company mitigates this risk by depositing funds with a major financial institution.

Real Estate Purchase Price Allocation

We will account for all acquisitions in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standard No. 141, “Business Combinations” (“FAS 141”). Upon acquisition of a property, we will allocate the purchase price of the property to the tangible and intangible assets acquired and the liabilities assumed based on estimated fair values. Acquisitions of portfolios of facilities will be allocated to the individual facilities based upon an income approach or a cash flow analysis using appropriate risk adjusted capitalization rates which take into account the relative size, age, and location of the individual facility along with current and projected occupancy and rental rate levels or appraised values, if available. Allocations to the individual assets and liabilities will be based upon comparable market sales information for land and estimates of depreciated replacement cost of equipment, building and site improvements. In allocating the purchase price, we will determine whether the acquisition includes intangible assets or liabilities. Substantially all of the leases in place at acquired properties are at market rates, as the majority of the leases are month-to-month contracts. Accordingly, we do not expect to allocate any portion of the purchase price to above or below market leases. We will also consider whether in-place, at market leases represent an intangible asset. Based on the experience of our management, leases of this nature generally re-let in less than 30 days and lease-up costs are minimal. Accordingly, we do not expect to have significant intangible assets recorded for in-place, at market leases. Additionally, we do not expect to have intangible assets recorded for the value of tenant relationships

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2008

(Unaudited)

because we will not have concentrations of significant tenants and the average tenant turnover is fairly frequent.

Evaluation of Possible Impairment of Real Property Assets

Management will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate assets, including those held through joint ventures may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate assets may not be recoverable, we will assess the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate assets to the fair value and recognize an impairment loss.

Consolidation Considerations for our Investments in Joint Ventures

The FASB issued Interpretation No. 46 (“FIN 46R”) (revised December 2003), “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (“ARB 51”), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity through means other than voting rights and accordingly should consolidate the entity. Before concluding that it is appropriate to apply the ARB 51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity (VIE). We will evaluate, as appropriate, our interests, if any, in joint ventures and other arrangements to determine if consolidation is appropriate.

Revenue Recognition and Valuation of Receivables

Management believes that all of our leases will be operating leases. We will receive rental income in accordance with the terms of our leases with tenants, which are generally month-to-month. Revenues from any long-term operating leases will be recognized on a straight-line basis over the term of the lease. The excess of rents received over amounts contractually due pursuant to the underlying leases will be included in rents received in advance in our consolidated balance sheets and contractually due but unpaid rents will be included in other assets.

Depreciation of Real Property Assets

Our management will be required to make subjective assessments as to the useful lives of our depreciable assets. We will consider the period of future benefit of the asset to determine the appropriate useful lives.

Depreciation of our assets is expected to be charged to expense on a straight-line basis over the assigned useful lives. Depreciation of furniture and equipment is recognized on a straight-line basis with an estimated useful life of 3 to 5 years.

Organizational and Offering Costs

Our Advisor will fund organization and offering costs on our behalf. We are required to reimburse our Advisor for such organization and offering costs; provided, however, our Advisor must reimburse us within 60 days after the end of the month in which the Offering terminates to the extent we paid or reimbursed organization and offering costs (excluding sales commissions and dealer manager fees) in excess of 3.5% of the gross offering proceeds from the Primary Offering. Such costs will be recognized as a liability when we have a present responsibility to reimburse our Advisor, which is defined

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2008

(Unaudited)

in our Advisory Agreement as the date the Minimum Amount of Shares are sold (which occurred on May 22, 2008). If at any point in time we determine that the total organization and offering costs are expected to exceed 3.5% of the gross proceeds anticipated to be received from the Primary Offering, we will recognize such excess as a capital contribution from our Advisor. As of June 30, 2008, we do not believe total organization and offering costs will exceed 3.5% of the gross proceeds anticipated to be received from the Primary Offering. Offering costs are recorded as an offset to additional paid-in capital, and organization costs are recorded as an expense.

Minority Interest in Consolidated Subsidiary

Due to our control through our general partnership interest in the Operating Partnership and the limited rights of the limited partner, the Operating Partnership, including its wholly owned subsidiary, is consolidated with the Company and the limited partner interest is reflected as minority interest in the accompanying consolidated balance sheets.

Income Taxes

We expect to make an election to be taxed as a Real Estate Investment Trust (“REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and expect to be taxed as such commencing with our taxable year ending December 31, 2008. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in the foreseeable future in such a manner that we will remain qualified as a REIT for federal income tax purposes.

Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

We have elected to treat the TRS as a taxable REIT subsidiary. In general, the TRS may perform additional services for tenants of the Company and generally may engage in any real estate or non-real estate related business. The TRS will be subject to corporate federal and state income tax. The TRS will follow SFAS No. 109, “Accounting for Income Taxes”, which requires the use of the asset and liability method. Deferred income taxes will represent the tax effect of future differences between the book and tax bases of assets and liabilities. As of June 30, 2008, the TRS has not commenced operations.

Per Share Data

We report earnings per share pursuant to SFAS No. 128, “Earnings Per Share.” Basic earnings per share attributable for all periods presented are computed by dividing net income by the weighted average number of shares outstanding during the period. Diluted earnings per share are computed based on the weighted average number of shares and all potentially dilutive securities, if any.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2008

(Unaudited)

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

New Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to elect to measure many financial instruments and certain other items at fair value. Upon adoption of SFAS No. 159, an entity may elect the fair value option for eligible items that exist at the adoption date. Subsequent to the initial adoption, the election of the fair value option may only be made at initial recognition of the asset or liability or upon a remeasurement event that gives rise to new-basis accounting. The decision about whether to elect the fair value option is applied on an instrument-by-instrument basis is irrevocable and is applied only to an entire instrument and not only to specified risks, cash flows or portions of that instrument. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value nor does it eliminate disclosure requirements included in other accounting standards. We adopted SFAS No. 159 effective January 1, 2008, and did not elect the fair value option for any existing eligible items.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 does not impose fair value measurements on items not already accounted for at fair value; rather it applies, with certain exceptions, to other accounting pronouncements that either require or permit fair value measurements. Under SFAS No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market. The standard clarifies that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In February 2008, the FASB issued Staff Position No. 157-2, “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”), which delays the effective date of SFAS No. 157 for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis until fiscal years beginning after November 15, 2008. We adopted the provisions of SFAS No. 157 for assets and liabilities recognized at fair value on a recurring basis effective January 1, 2008. The partial adoption of SFAS No. 157 did not have a material impact on our financial statements since we have no assets or liabilities that are recognized at fair value on a recurring basis as of June 30, 2008.

The FASB has issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements (as amended)”, which amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies, among other matters, that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements as opposed to being reported as liabilities or in the mezzanine section of the balance sheet. This statement becomes effective for all fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, which for us is the fiscal year beginning January 1, 2009. Earlier adoption is prohibited. Management is currently evaluating the impact this statement will have on its consolidated financial statements.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2008

(Unaudited)

3.	Related Party Transactions

Fees to Affiliates

We have executed an advisory agreement with our Advisor and a dealer manager agreement with our dealer manager, which entitles our Advisor and our dealer manager to specified fees upon the provision of certain services with regard to the Offering and investment of funds in real estate properties, among other services, as well as reimbursement for organizational and offering costs incurred by our Advisor on our behalf and reimbursement of certain costs and expenses incurred by our Advisor in providing services to us.

Pursuant to the terms of the agreements described above, the following related party costs incurred by the Company for the six months ended June 30, 2008 and any related amounts payable as of June 30, 2008 are summarized below:

	Incurred	Payable
Expensed
Reimbursement of operating expenses (including organizational costs)	$507,995	$411,102
Capitalized
Prepaid expenses and furniture and equipment	180,114	180,114
Additional Paid-in Capital
Selling commissions	219,594	18,725
Dealer management fee	96,436	10,350
Reimbursements of offering costs	2,056,211	1,678,075

Total	$3,060,350	$2,298,366

Advisory and Dealer Manager Agreements

We do not expect to have any employees. Our Advisor will be primarily responsible for managing our business affairs and carrying out the directives of our board of directors.

Organizational and Offering Costs

Organizational and offering costs of the Offering are being paid by our Advisor on our behalf and will be reimbursed to our Advisor from the proceeds of the Offering. Organizational and offering costs consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and other accountable offering expenses, including, but not limited to, (i) amounts to reimburse our Advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our Advisor and its affiliates in connection with registering and marketing our shares; (ii) technology costs associated with the offering of our shares; (iii) our costs of conducting our training and education meetings; (iv) our costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses. Our Advisor must reimburse us within 60 days after the end of the month which the Offering terminates to the extent we

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2008

(Unaudited)

paid or reimbursed organization and offering costs (excluding sales commissions and dealer manager fees) in excess of 3.5% of the gross offering proceeds from the Primary Offering.

Dealer Manager Agreement

U.S. Select Securities LLC, as dealer manager, will be entitled to receive a sales commission of up to 7.0% of gross proceeds from sales in the Primary Offering and a dealer manager fee equal to up to 3.0% of gross proceeds from sales in the Primary Offering. Our dealer manager will enter into participating dealer agreements with certain other broker-dealers to authorize them to sell our shares. Upon sale of our shares by such broker-dealers, our dealer manager will re-allow all of the sales commissions paid in connection with sales made by these broker-dealers. Our dealer manager may also re-allow to these broker-dealers a portion of the 3.0% dealer manager fee as marketing fees, reimbursement of certain costs and expenses of attending training and education meetings sponsored by our dealer manager, payment of attendance fees required for employees of our dealer manager or other affiliates to attend retail seminars and public seminars sponsored by these broker-dealers, or to defray other distribution-related expenses. Our dealer manager is also entitled to receive a reimbursement of bona fide due diligence expenses up to 0.5% of the gross proceeds from sales in the Primary Offering.

Advisory Agreement

Our Advisor will be entitled to receive various fees and expenses under the terms of the Advisory Agreement. As discussed above, we are required under the Advisory Agreement to reimburse our Advisor for organization and offering costs; provided, however, our Advisor must reimburse us within 60 days after the end of the month in which the Offering terminates to the extent we paid or reimbursed organization and offering costs (excluding sales commissions and dealer manager fees) in excess of 3.5% of the gross offering proceeds from the Primary Offering. The Advisory Agreement also requires our Advisor to reimburse us to the extent that offering expenses including sales commissions, dealer manager fees and organization and offering expenses are in excess of 15% of gross proceeds from the Offering. Our Advisor will receive acquisition fees equal to 2.5% of the contract purchase price of each property we acquire plus reimbursement of acquisition expenses estimated to be 1.0% of the contract purchase price. Our Advisor will also receive a monthly asset management fee for managing our assets equal to 0.0833% of the aggregate asset value of our assets. Under the Advisory Agreement, our Advisor receives fees in an amount equal to up to one-half of the total real estate commission paid but in no event to exceed an amount equal to 3.0% of the contract sale price for each property we sell as long as the Advisor provides substantial assistance in connection with the sale. The total disposition fees paid (including fees paid to third parties) may not exceed the lesser of a competitive real estate commission or an amount equal to 6.0% of the contract sale price of the property. Our Advisor may also be entitled to various subordinated fees if we (1) list our shares of common stock on a national exchange, or (2) in the alternative we terminate the Advisory Agreement or liquidate our portfolio.

The Advisory Agreement provides for reimbursement of our Advisor’s direct and indirect costs of providing administrative and management services to us. The Advisor must pay or reimburse us the amount by which our aggregate annual operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income, as defined, unless a majority of our independent directors determine that such excess expenses were justified based on unusual and non-recurring factors.

Property Management Agreement

Strategic Storage Property Management, LLC, our property manager, will be entitled to receive a fee for its services in managing our properties equal to 6.0% of the gross revenues from the properties plus reimbursement of the direct costs of managing the properties. In the event that the property manager

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2008

(Unaudited)

assists with the development or redevelopment of a property, we may pay a separate market-based fee for such services.

Employee and Director Long-Term Incentive Plan

We have adopted an Employee and Director Long-Term Incentive Plan (“the Plan”) which provides for the grant of awards to our directors and full-time employees (should we ever have employees), directors and full-time employees of our Advisor, affiliate entities and full-time employees of such entities that provide services to us, and certain consultants to us and to our Advisor or to affiliate entities that provide services to us. Awards granted under the Plan may consist of stock options, stock appreciation rights, distribution equivalent rights and other equity-based awards. The term of the Plan is 10 years. The total number of shares of common stock reserved for issuance under the Plan is equal to 10% of our outstanding shares of stock at any time. No awards have been granted under the Plan.

4.	Commitments and Contingencies

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan that allows our stockholders to have dividends and other distributions otherwise distributable to them invested in additional shares of our common stock. We have registered 10,000,000 shares of common stock for sale pursuant to the distribution reinvestment plan. The plan became effective on the effective date of our initial public offering. The purchase price per share is to be the higher of $9.50 per share or 95% of the fair market value of a share of our common stock. No sales commission or dealer manager fee will be paid on shares sold through the distribution reinvestment plan. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days prior written notice to stockholders. As of June 30, 2008, we have distributed 89 shares through our distribution reinvestment plan.

Share Redemption Program

We have adopted a share redemption program that will enable our stockholders to sell their stock to us in limited circumstances. As long as our common stock is not listed on a national securities exchange or over-the-counter market, our stockholders who have held their stock for at least one year may be able to have all or any portion of their shares of stock redeemed by us. We may redeem the shares of stock presented for redemption for cash to the extent that we have sufficient funds available to fund such redemption. The amount that we may pay to redeem stock is expected to be the redemption price set forth in the following table which is based upon the number of years the stock is held:

Number Years Held	Redemption Price
Less than 1	No Redemption Allowed
1 or more but less than 2	92.5% of purchase price
2 or more but less than 3	95.0% of purchase price
3 or more but less than 4	97.5% of purchase price
4 or more	100.0% of purchase price

The purchase price shall equal the amount paid for the shares until the Offering price changes or net asset value is calculated. The redemption price is subject to adjustment as determined from time to time by our board of directors. At no time will the redemption price exceed the price at which we are offering our common stock for sale.

STRATEGIC STORAGE TRUST, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2008

(Unaudited)

Redemption Rights

The limited partners of our operating partnership will have the right to cause our operating partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of our common stock for each limited partnership unit redeemed. These rights may not be exercised under certain circumstances which could cause us to lose our REIT election. Furthermore, limited partners may exercise their redemption rights only after their limited partnership units have been outstanding for one year.

5.	Concentration of Credit Risk

The Company maintains its cash accounts with major financial institutions. The cash balances consist of business money market accounts. These accounts are insured by the Federal Deposit Insurance Corporation up to $100,000 at each institution. The Company has not experienced any losses with respect to cash balances in excess of government provided insurance. Management believes no significant concentration of credit risk exists with respect to these cash balances at June 30, 2008.

6.	Declaration of Distributions

On June 26, 2008, our board of directors declared distributions for the third quarter of 2008 in the amount of $0.00191257 per day per share on the outstanding shares of common stock (equivalent to an annual distribution rate of 7% assuming the share was purchased for $10) payable to stockholders of record of such shares as shown on our books at the close of business on each day during the period, commencing on July 1, 2008 and continuing on each day thereafter through and including September 30, 2008.

7.	Subsequent Events

Acquisitions

On July 18, 2008, our board of directors approved the potential acquisition of two self storage facilities located in Gulf Breeze, Florida and Biloxi, Mississippi. The purchase price for the facilities is approximately $10,760,000 and a $200,000 non-refundable deposit was paid by the Company in accordance with the purchase agreement, which was assigned to us from our sponsor U.S. Commercial LLC on July 25, 2008.

Offering Status

As of August 11, 2008, we have issued 586,381 shares of our common stock for gross proceeds of approximately $5.8 million.

APPENDIX A

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables provide historical unaudited financial information relating to 17 private real estate investment programs sponsored or co-sponsored by U.S. Commercial LLC, our sponsor and an affiliate of our advisor (Prior Real Estate Programs). These Prior Real Estate Programs, with similar investment objectives to ours, include 11 single-asset real estate tenant-in-common offerings, three multi-asset Delaware Statutory Trust offerings, one single-asset Delaware Statutory Trust offering, one single-asset real estate limited liability company, and one privately-offered REIT. Limited partnership units were privately offered in conjunction with four tenant-in-common programs and limited liability company units were privately offered in conjunction with five tenant–in-common programs. Investors in each offering acquired an undivided tenant-in-common interest in the property that was the subject of such offering.

Our advisor is responsible for the acquisition, operation, maintenance and resale of our real estate properties. U.S. Commercial LLC is our sponsor and is the sponsor of the Prior Real Estate Programs and related companies. The Prior Real Estate Programs presented provide an indication of prior U.S. Commercial LLC managed real estate programs and the performance of these programs during the previous three years. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance significantly.

The following tables are included herein:

Table I – Experience in Raising and Investing Funds –Table I summarizes information of the prior performance of our sponsor in raising funds for the Prior Real Estate Programs, the offerings of which closed during the previous three years. The information in Table I is unaudited.

Table II – Compensation to Sponsor – Table II summarizes the compensation paid to our sponsor and affiliates for the Prior Real Estate Programs, the offerings of which closed during the previous three years. The information in Table II is unaudited.

Table III – Annual Operating Results of Prior Real Estate Programs – Table III summarizes the operating results for the Prior Real Estate Programs, the offerings of which closed during the previous five years. The information in Table III is unaudited.

Table IV – Results of Completed Prior Real Estate Programs – Table IV summarizes the results for the Prior Real Estate Programs that have completed operations during the previous five years. The information in Table IV is unaudited.

Table V – Sales or Disposals of Properties for Prior Real Estate Programs – Table V includes all sales or disposals of properties by Prior Real Estate Programs within the most recent three years. The information in Table V is unaudited.

Additional information is contained in Table VI — Acquisitions of Properties by Programs, which is included in Part II of Post-Effective Amendment No. 1 to the registration statement which we filed with the Securities and Exchange Commission (SEC). Copies of Table VI will be provided to prospective investors at no charge upon request.

The investment objectives of the programs included in the “Prior Performance Summary” section of this supplement and presented in the Prior Performance Tables are considered to have similar investment objectives as ours. We intend to invest in income producing properties and achieve appreciation in the value of our properties over the long-term with returns anticipated from income and any increase in the value of the properties. Our stockholders will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs. Please see “Risk Factors — General Risks Related to Investments in Real Estate.” Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on your investment in us and you may lose some or all of your investment.

These tables are presented on a tax basis rather than on a GAAP basis, with the exception of USA Self Storage REIT, Inc. which is presented on a GAAP basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables as compared to GAAP, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which are typically paid in arrears.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of the sponsor and its affiliates in investing and raising funds in Prior Real Estate Programs for which the offerings have closed in the most recent three years. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	USA Preston Center, LP (1)(3)(4)		USA 2000 West Loop, LP(1)(3)(4)		USA Matthews Corners, LLC (3)(4)
Dollar amount offered	$24,960,000		$22,800,000		$8,945,000
Dollar amount raised	24,960,000	100.0%	22,800,000	100.0%	8,945,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,996,800	8.0%	1,824,000	8.0%	827,412	9.2%
Organizational expenses	1,003,200	4.0%	906,000	4.0%	245,988	2.8%
Other	—		—		—
Reserves	1,400,000	5.6%	3,500,000	15.4%	417,063	4.7%
Percent available for investment	88.0%		88.0%		88.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	677,500	2.7%	673,000	3.0%	248,477	2.8%
Cash down payment	18,075,000	72.4%	14,400,000	63.2%	6,552,000	73.2%
Acquisition fees	1,807,500	7.2%	1,497,000	6.6%	654,060	7.3%
Other	—		—		—

Total acquisition cost	20,560,000		16,570,000		7,454,537
Percent leverage	62.8%		60.9%		63.0%
Date offering began	11/5/2004		1/26/2005		9/12/2005
Length of offering (in months)	8		5		2
Months to invest 90% of amount available for investment	6		4		1

	USA Sunset Media, LLC(2)(3)(4)		USA Self Storage I, DST(5)(6)		USA Hawaii Self Storage, LLC(3)(4)
Dollar amount offered	$43,000,000		$13,250,000		$6,100,000
Dollar amount raised	43,000,000	100.0%	13,250,000	100.0%	6,100,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	3,440,000	8.0%	1,060,000	8.0%	488,000	8.0%
Organizational expenses	1,720,000	4.0%	543,750	4.1%	248,666	4.1%
Other	—		—		—
Reserves	6,570,153	15.3%	1,190,000	9.0%	100,000	1.6%
Percent available for investment	88.0%		88.0%		88.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	1,294,847	3.0%	1,300,250	9.8%	326,734	5.4%
Cash down payment	27,500,000	64.0%	8,175,000	61.7%	4,426,600	72.6%
Acquisition fees	2,475,000	5.8%	981,000	7.4%	510,000	8.4%
Other	—		—		—

Total acquisition cost	31,269,847		10,456,250		5,263,334
Percent leverage	56.1%		65.6%		67.3%
Date offering began	10/27/2005		10/28/2005		1/13/2006
Length of offering (in months)	5		2		1
Months to invest 90% of amount available for investment	3		1		1

Past performance is not necessarily indicative of future results

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) – (Continued)

	USA Self Storage REIT, Inc.(7)		USA 615 North 48th ST, LLC(2)(3)(4)		USA Medical Towers, LP(1)(3)(4)
Dollar amount offered	$30,000,000		$33,628,000		$14,500,000
Dollar amount raised	29,833,764	100.0%	33,628,000	100.0%	14,500,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	2,896,152	9.7%	2,354,545	7.0%	1,160,000	8.0%
Organizational expenses	719,226	2.4%	1,345,455	4.0%	435,500	3.0%
Other	—		—		—
Reserves	888,809	3.0%	1,000,000	3.0%	378,450	2.6%
Percent available for investment	87.9%		89.0%		89.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	1,500,511	5.0%	958,000	2.8%	1,103,100	7.6%
Cash down payment	20,510,905	68.8%	26,200,000	77.9%	10,115,000	69.8%
Acquisition fees	1,204,870	4.0%	1,770,000	5.3%	1,308,450	9.0%
Other	—		—		—

Total acquisition cost	23,216,286		28,928,000		12,526,550
Percent leverage	58.1%		64.9%		69.8%
Date offering began	9/7/2005		12/28/2005		5/26/2006
Length of offering (in months)	19		5		3
Months to invest 90% of amount available for investment	15		5		3

	USA 5500 S. Quebec St, LLC(2)(3)(4)		USA SF Self Storage, DST(5)(6)		USA Hawthorne, LLC
Dollar amount offered	$14,492,000		$12,094,000		$15,000,000
Dollar amount raised	14,492,000	100.0%	12,094,000	100.0%	7,500,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,014,440	7.0%	846,580	7.0%	600,000	8.0%
Organizational expenses	434,760	3.0%	362,982	3.0%	300,000	4.0%
Other	—		—		—
Reserves	1,500,000	10.4%	710,600	5.9%	600,000	8.0%
Percent available for investment	90%		90.0%		88.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	1,135,300	7.8%	653,838	5.4%	—
Cash down payment	9,500,000	65.6%	8,750,000	72.3%	6,000,000	80.0%
Acquisition fees	907,500	6.3%	770,000	6.4%	—
Other	—		—		—

Total acquisition cost	11,542,800		10,173,838		6,000,000
Percent leverage	59.2%		46.5%		49.6%
Date offering began	7/7/2006		10/25/2006		12/7/2006
Length of offering (in months)	7		5		5
Months to invest 90% of amount available for investment	5		4		4

Past performance is not necessarily indicative of future results

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) – (Continued)

	Madison County Self Storage, DST(5)(6)		Montgomery County Self Storage, DST(5)(6)		USA Grand Promenade, LLC(2)(3)(4)
Dollar amount offered	$4,500,000		$6,705,300		$24,825,000
Dollar amount raised	4,500,000	100.0%	6,705,300	100.0%	24,825,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	315,000	7.0%	469,371	7.0%	1,737,750	7.0%
Organizational expenses	180,000	4.0%	268,212	4.0%	993,000	4.0%
Other	—		—		—
Reserves	331,260	7.4%	451,817	6.7%	2,353,420	9.5%
Percent available for investment	89.0%		89.0%		89.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	621,240	13.8%	624,900	9.3%	1,803,040	7.3%
Cash down payment	2,775,000	61.7%	4,450,000	66.4%	16,975,000	68.4%
Acquisition fees	277,500	6.2%	441,000	6.6%	1,665,000	6.7%
Other	—		—		—

Total acquisition cost	3,673,740		5,515,900		20,443,040
Percent leverage	59.0%		69.7%		69.4%
Date offering began	8/31/2007		12/20/2007		9/11/2006
Length of offering (in months)	2		3		18
Months to invest 90% of amount available for investment	4		1		9

	Fontaine Business Park, LLC(2)(3)(4)
Dollar amount offered	$11,500,000
Dollar amount raised	11,500,000	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	805,000	7.0%
Organizational expenses	460,000	4.0%
Other	—
Reserves	805,000	7.0%
Percent available for investment	89.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	585,000	5.1%
Cash down payment	7,500,000	65.2%
Acquisition fees	595,000	5.2%
Other	—
Total acquisition cost	8,680,000
Percent leverage	68.5%
Date offering began	11/1/2007
Length of offering (in months)	5
Months to invest 90% of amount available for investment	1

Past performance is not necessarily indicative of future results

NOTES TO TABLE I

(1)	Limited partnership units were privately offered in conjunction with this offering whereby investors purchased an undivided tenant in common interest in the property.

(2)	Limited liability company units were privately offered in conjunction with this offering whereby investors purchased an undivided tenant in common interest in the property.

(3)	The Offering is a tenant-in-common program which consists of the sale of tenant in common interests.

(4)	Acquisition cost amounts represent the amounts paid by the tenant-in-common investors to acquire their interest in the properties.

(5)	The Offering is a Delaware Statutory Trust Program whereby investors purchase beneficial interests in the trust.

(6)	Acquisition cost amounts represent the amounts paid by the beneficial interest investors to acquire interest in the properties.

(7)	Amounts herein relate to initial investments of capital raised and do not include any amounts related to the distribution reinvestment plan.

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)

This table sets forth the compensation paid to the sponsor and its affiliates for Prior Real Estate Programs for which the offerings have closed in the most recent three years. The table includes compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to this program.

	USA Preston Center, LP	USA 2000 West Loop, LP
Date offering commenced	11/5/2004	1/26/2005
Dollar amount raised	$24,960,000	$22,800,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions	—	—
Due Diligence Expense	—	—
Marketing Fee	—	—
Organizational and Offering Expenses	1,003,200	912,000
Acquisition fees
Advisory Fees (3)	903,750	748,500
Acquisition Expenses	—	—
Other (4)	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	3,929,052	5,986,016
Amount paid to sponsor from operations:
Property management fees	—	—
Partnership management fees	—	—
Reimbursements	—	—
Leasing commissions	—	152,570
Other (5)	236,553	620,413
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	25,177,058
Notes	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—
Real estate commissions	—	—
Other (7)	—	983,303

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

	USA Matthews Corners, LLC	USA Sunset Media, LLC(6)	USA Self Storage I, DST
Date offering commenced	9/12/2005	10/27/2005	10/28/2005
Dollar amount raised	$8,945,000	$43,000,000	$13,250,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	626,150	3,010,000	927,500
Due Diligence Expense (2)	89,450	430,000	132,500
Marketing Fee (2)	111,813	537,500	165,625
Organizational and Offering Expenses	245,988	1,182,500	378,125
Acquisition fees
Advisory Fees (3)	327,030	2,475,000	490,500
Acquisition Expenses	—	—	—
Other (4)	—	192,500	98,100
Dollar amount of cash generated from operations before deducting payments to sponsor	1,269,205	2,734,966	2,675,212
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	—	—	—
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (5)	88,589	520,208	102,795
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

	USA Hawaii Self Storage, LLC	USA Self Storage REIT, Inc.	USA 615 North 48th ST, LLC(6)
Date offering commenced	1/13/2006	9/7/2005	12/28/2005
Dollar amount raised	$6,100,000	$29,833,764	$33,628,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	427,000	2,495,930	2,017,680
Due Diligence Expense (2)	61,000	356,561	336,280
Marketing Fee (2)	76,250	534,842	420,350
Organizational and Offering Expenses	172,416	719,226	924,770
Acquisition fees
Advisory Fees (3)	255,000	1,303,870	1,770,000
Acquisition Expenses	—	399,427	—
Other (4)	50,294	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	341,165	1,582,736	4,499,631
Amount paid to sponsor from operations:
Property management fees	—	459,594	—
Partnership management fees	—	—	—
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (5)	36,820	316,053	86,174
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

	USA Medical Towers, LP	USA 5500 S. Quebec St, LLC	USA SF Self Storage, DST
Date offering commenced	5/26/2006	7/7/2006	10/25/2006
Dollar amount raised	$14,500,000	$14,150,000	$12,094,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	1,015,000	849,000	725,640
Due Diligence Expense (2)	145,000	141,500	120,940
Marketing Fee (2)	181,250	176,875	151,175
Organizational and Offering Expenses	253,750	247,625	211,807
Acquisition fees
Advisory Fees (3)	654,225	403,750	770,000
Acquisition Expenses	—	—	—
Other (4)	—	—	105,000
Dollar amount of cash generated from operations before deducting payments to sponsor	2,559,236	2,416,354	684,675
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	—	—	—
Reimbursements	—	—	—
Leasing commissions	—	316,719	—
Other (5)	68,571	15,309	18,359
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

	USA Hawthorne, LLC	Madison County Self Storage, DST	Montgomery County Self Storage, DST
Date offering commenced	12/7/2006	8/31/2007	12/20/2007
Dollar amount raised	$7,500,000	$4,500,000	$6,705,300
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	525,000	270,000	402,318
Due Diligence Expense (2)	75,000	45,000	67,053
Marketing Fee (2)	168,750	78,750	117,343
Organizational and Offering Expenses	131,250	123,750	150,869
Acquisition fees
Advisory Fees (3)	—	277,500	441,000
Acquisition Expenses	—	—	—
Other (4)	—	90,993	51,250
Dollar amount of cash generated from operations before deducting payments to sponsor	(45,332)	202,621	—
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	—	—	—
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other (5)	—	20,073	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)

	USA Grand Promenade, LLC	Fontaine Business Park, LLC
Date offering commenced	9/11/2006	11/1/2007
Dollar amount raised	$24,825,000	$11,500,000
Amount paid to sponsor from proceeds of offering:
Selling Commissions (1)	1,489,500	690,000
Due Diligence Expense (2)	248,250	115,000
Marketing Fee (2)	310,313	143,750
Organizational and Offering Expenses	682,688	316,250
Acquisition fees
Advisory Fees (3)	1,665,000	595,000
Acquisition Expenses	—	—
Other (4)	192,625	97,800
Dollar amount of cash generated from operations before deducting payments to sponsor	920,949	60,241
Amount paid to sponsor from operations:
Property management fees	—	—
Partnership management fees	—	—
Reimbursements	—	—
Leasing commissions	—	—
Other (5)	109,360	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—
Notes	—	—
Amount paid to sponsor from property sales and Refinancing
Incentive fees	—	—
Real estate commissions	—	—
Other	—	—

NOTES TO TABLE II

(1)	Represents selling commissions paid to the dealer manager, an affiliate of the sponsor, all of which was reallowed to participating broker-dealers.

(2)	Represents amounts paid to the dealer manager, a portion of which was reallowed to participating broker-dealers.

(3)	Includes acquisition fees incurred by the sponsor based on the terms of the offering memorandum. For USA Medical Towers, LP, the sponsor has elected to defer a portion of the acquisition fee.

(4)	Amounts primarily relate to loan origination fees incurred by the sponsor.

(5)

Amounts are as of December 31, 2007. Amounts primarily relate to asset management and construction management fees incurred by the sponsor or an affiliate of the sponsor from operations and advisory and administrative fees, related to USA Self Storage REIT, Inc., incurred by the sponsor or an affiliate of the sponsor. For USA Hawaii Self Storage, LLC, USA Medical Towers, LP and USA 5500 S. Quebec St, LLC properties, the sponsor has elected to defer a portion of this amount.

(6)

CB Richard Ellis Investors/U.S. Advisor, LLC co-sponsored the offering with our sponsor. All advisory fees, other fees paid from offering proceeds and other fees paid from operations listed for these offerings were paid to CB Richard Ellis Investors/U.S. Advisor, LLC and were distributed between CB Richard Ellis Investors and U.S. Advisor, LLC, an affiliate of our sponsor that owns a 49% interest in U.S. Commercial LLC (See notes 3-5 in this section “Notes to Table II”).

(7)

Amounts paid to sponsor from the sale of USA 2000 West Loop, LP include a disposition fee in the amount of $819,000 and fees deferred by the sponsor during the operating period in the amount of $158,316. The sponsor additionally received $5,987 as the sole owner of the equity interests in the General Partner and all of the class B units of limited partnership interests in the partnership.

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored or co-sponsored by the sponsor, the offerings of which have been closed in the most recent five years. The information relates only to programs with investment objectives similar to this program. All amounts are as of and for the year ended December 31 for the year indicated.

	USA Preston Center, LP November 2004
	2004	2005	2006	2007
Gross revenues	$—	$4,914,474	$6,344,134	$6,200,701
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	2,564,444	2,190,193	2,721,273
Interest expense	—	1,809,573	2,240,664	2,240,664
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$540,457	$1,913,277	$1,238,764

Taxable income
— from operations	$—	$540,457	$1,913,277	$1,238,764
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	540,457	1,913,277	1,238,764
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	540,457	1,913,277	1,238,764
Less: Cash distributions to investors
— from operating cash flow (5)	—	540,457	1,112,096	1,177,645
— from sales and refinancing	—	—	—	—
— from other (5)	—	877,609	—	—

Cash generated (deficiency) after cash distributions	—	(877,609)	801,181	61,119
Less: Special items (not including sales and refinancing) (6)	—	(897,401)	739,292	(32,350)

Cash generated (deficiency) after cash distributions and special items	$—	$19,792	$61,889	$93,469

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$21.65	$76.65	$49.63
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	21.65	44.56	47.18
— return of capital (5)	—	35.16	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	21.65	44.56	47.18
— other (5)	—	35.16	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Briar Forest Crossing, LP December 2004
	2004	2005	2006	2007
Gross revenues	$—	$1,625,249	$1,945,717	$2,189,540
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	801,441	1,050,396	1,205,181
Interest expense	—	343,869	404,982	407,256
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$479,939	$490,339	$577,103

Taxable income
— from operations	$—	$479,939	$490,339	$577,103
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	479,939	490,339	$577,103
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	479,939	490,339	577,103
Less: Cash distributions to investors
— from operating cash flow (5)	—	300,864	354,480	366,085
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	—

Cash generated (deficiency) after cash distributions	—	179,075	135,859	211,018
Less: Special items (not including sales and refinancing) (6)	—	86,658	138,724	281,130

Cash generated (deficiency) after cash distributions and special items	$—	$92,417	$(2,865)	$(70,112)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$94.77	$96.83	$113.96
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	59.41	70.00	72.29
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	59.41	70.00	72.29
— other (5)	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA 2000 West Loop, LP January 2005
	2004	2005	2006	2007
Gross revenues	$—	$4,109,550	$8,422,809	$7,774,882
Profit (loss) on sale of properties	—	—	—	106,069
Less:
Operating expenses (3)	—	2,383,499	3,758,648	4,183,929
Interest expense	—	986,595	2,030,008	1,857,597
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$739,456	$2,634,153	$1,839,425

Taxable income
— from operations	$—	$739,456	$2,634,153	$1,733,356
— from gain on sale	—	—	—	106,069
Cash generated
— from operations (5)	—	739,456	2,634,153	1,733,356
— from sales	—	—	—	106,069
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	739,456	2,634,153	1,839,425
Less: Cash distributions to investors
— from operating cash flow (5)	—	739,456	1,757,100	1,727,501
— from sales and refinancing	—	—	—	—
— from other (5)	—	87,319	—	—

Cash generated (deficiency) after cash distributions	—	(87,319)	877,053	111,924
Less: Special items (not including sales and refinancing) (6)	—	(232,015)	743,623	348,124

Cash generated (deficiency) after cash distributions and special items	$—	$144,696	$133,430	$(236,200)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$32.43	$115.53	$76.02
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	4.65
Cash distributions to investors:
Source (on tax basis)
— investment income	—	32.43	77.07	75.77
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	32.43	77.07	75.77
— other (5)	—	3.83	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				0%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Matthews Corners, LLC November 2005
	2004	2005	2006	2007
Gross revenues	$—	$311,669	$1,742,573	$1,905,104
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	178,132	413,821	436,514
Interest expense	—	98,943	825,660	825,660
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$34,594	$503,092	$642,930

Taxable income
— from operations	$—	$34,594	$503,092	$642,930
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	34,594	503,092	642,930
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	34,594	503,092	642,930
Less: Cash distributions to investors
— from operating cash flow (5)	—	34,594	503,092	544,984
— from sales and refinancing	—	—	—	—
— from other (5)	—	34,573	17,449	—

Cash generated (deficiency) after cash distribution	—	(34,573)	(17,449)	97,946
Less: Special items (not including sales and refinancing) (6)	—	(147,156)	(38,005)	63,961

Cash generated (deficiency) after cash distributions and special items	$—	$112,583	$20,556	$33,985

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$3.87	$56.24	$71.88
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	3.87	56.24	60.93
— return of capital (5)	—	—	1.95	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	3.87	56.24	60.93
— other (5)	—	3.87	1.95	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Sunset Media, LLC October 2005
	2004	2005	2006	2007
Gross revenues	$—	$—	$7,846,003	$10,369,518
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	3,642,492	6,924,160
Interest expense	—	—	2,517,660	2,916,451
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$1,685,851	$528,907

Taxable income
— from operations	$—	$—	$1,685,851	$528,907
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	1,685,851	528,907
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	1,685,851	528,907
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	1,685,851	528,907
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	328,043	2,309,093

Cash generated (deficiency) after cash distribution	—	—	(328,043)	(2,309,093)
Less: Special items (not including sales and refinancing) (6)	—	—	(510,557)	(2,839,212)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$182,514	$530,119

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$39.21	$12.30
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	39.21	12.30
— return of capital (5)	—	—	7.63	53.70
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	39.21	12.30
— other(5)	—	—	7.63	53.70
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Self Storage I, DST October 2005
	2004	2005	2006	2007
Gross revenues	$—	$726,890	$4,470,222	$4,925,859
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	340,644	2,150,400	2,170,867
Interest expense	—	312,565	1,288,039	1,288,039
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$73,681	$1,031,783	$1,466,953

Taxable income
— from operations	$—	$73,681	$1,031,783	$1,466,953
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	73,681	1,031,783	1,466,953
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	73,681	1,031,783	1,466,953
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	927,500	982,555
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	—

Cash generated (deficiency) after cash distribution	—	73,681	104,283	484,398
Less: Special items (not including sales and refinancing) (6)	—	(10,411)	(682,375)	739,302

Cash generated (deficiency) after cash distributions and special items	$—	$84,092	$786,658	$(254,904)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$5.56	$77.87	$110.71
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	70.00	74.16
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	70.00	74.16
— other (5)	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Hawaii Self Storage, LLC January 2006
	2004	2005	2006	2007
Gross revenues	$—	$—	$1,274,908	$1,444,850
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	513,446	558,555
Interest expense	—	—	618,049	725,363
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$143,413	$160,932

Taxable income
— from operations	$—	$—	$143,413	$160,932
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	143,413	160,932
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	143,413	160,932
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	143,413	160,932
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	191,349	235,568

Cash generated (deficiency) after cash distributions	—	—	(191,349)	(235,568)
Less: Special items (not including sales and refinancing) (6)	—	—	(234,417)	(230,027)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$43,068	$(5,541)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$23.51	$26.38
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	23.51	26.38
— return of capital (5)	—	—	31.37	38.62
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	23.51	26.38
— other (5)	—	—	31.37	38.62
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Self Storage REIT, Inc. November 2005
	2004	2005	2006	2007
Gross revenues	$—	$10,567	$2,831,431	$5,979,893
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	1,599	1,479,954	2,898,595
Interest expense	—	2,273	979,314	1,743,255
Depreciation (2)	—	9,295	404,256	843,600

Net income (loss) — GAAP basis (1)	$—	$(2,600)	$(32,093)	$494,443

Taxable income
— from operations	$—	$(2,600)	$(32,093)	$494,443
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	(57,285)	369,931	840,588
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	(57,285)	369,931	840,588
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	369,931	840,588
— from sales and refinancing	—	—	—	—
— from other (5)	—	17,401	289,860	1,306,103

Cash generated (deficiency) after cash distributions	—	(74,686)	(289,860)	(1,306,103)
Less: Special items (not including sales and refinancing) (6)	—	(1,402,005)	(889,063)	(813,628)

Cash generated (deficiency) after cash distributions and special items	$—	$1,327,319	$599,203	(492,475)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$(0.80)	$(1.34)	16.57
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	15.47	28.18
— return of capital (5)	—	5.37	12.12	43.78
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	15.47	28.18
— other (5)	—	5.37	12.12	43.78
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA 615 N 48th St, LLC December 2005
	2004	2005	2006	2007
Gross revenues	$—	$—	$5,536,142	$9,193,858
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	905,799	2,450,241
Interest expense	—	—	3,688,401	3,272,103
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$941,942	$3,471,514

Taxable income
— from operations	$—	$—	$941,942	$3,471,514
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	941,942	3,471,514
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	941,942	3,471,514
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	941,942	—
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	206,600	—

Cash generated (deficiency) after cash distribution	—	—	(206,600)	3,471,514
Less: Special items (not including sales and refinancing) (6)	—	—	(1,713,596)	3,920,704

Cash generated (deficiency) after cash distributions and special items	$—	$—	$1,506,996	$(449,190)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$28.01	$103.23
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	28.01	—
— return of capital (5)	—	—	6.14	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	28.01	—
— other (5)	—	—	6.14	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Medical Towers, LP May 2006
	2004	2005	2006	2007
Gross revenues	$—	$—	$2,973,238	$6,140,787
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	866,851	3,079,533
Interest expense	—	—	726,837	1,946,210
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$1,379,550	$1,115,044

Taxable income
— from operations	$—	$—	$1,379,550	$1,115,044
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	1,379,550	1,115,044
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	1,379,550	1,115,044
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	256,014	877,250
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	—

Cash generated (deficiency) after cash distributions	—	—	1,123,536	237,794
Less: Special items (not including sales and refinancing) (6)	—	—	410	995,589

Cash generated (deficiency) after cash distributions and special items	$—	$—	$1,123,126	$(757,795)

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$94.75	$76.58
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	17.58	60.25
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	17.58	60.25
— other (5)	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA 5500 S. Quebec St, LLC July 2006
	2004	2005	2006	2007
Gross revenues	$—	$—	$864,317	$4,387,963
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	308,371	1,318,703
Interest expense	—	—	162,702	1,272,826
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$393,244	$1,796,434

Taxable income
— from operations	$—	$—	$393,244	$1,796,434
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	393,244	1,796,434
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	393,244	1,796,434
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	63,559	437,989
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	—

Cash generated (deficiency) after cash distributions	—	—	329,685	1,358,445
Less: Special items (not including sales and refinancing) (6)	—	—	24,640	1,327,910

Cash generated (deficiency) after cash distributions and special items	$—	$—	$305,045	$30,535

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$27.14	123.96
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	4.39	30.22
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	4.39	30.22
— other (5)	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA SF Self Storage, DST October 2006
	2004	2005	2006	2007
Gross revenues	$—	$—	$126,235	$1,897,376
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	46,279	655,109
Interest expense	—	—	34,190	621,717
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$45,766	$620,550

Taxable income
— from operations	$—	$—	$45,766	$620,550
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	45,766	620,550
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	45,766	620,550
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	616,767
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	—

Cash generated (deficiency) after cash distributions	—	—	45,766	3,783
Less: Special items (not including sales and refinancing) (6)	—	—	21,630	(23,692)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$24,136	$27,475

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$3.78	$51.31
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	51.00
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	—	51.00
— other (5)	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Hawthorne, LLC December 2006
	2004	2005	2006	2007
Gross revenues	$—	$—	$16,875	$191,650
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	411	142,533
Interest expense	—	—	—	94,449
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$16,464	$(45,332)

Taxable income
— from operations	$—	$—	$16,464	$(45,332)
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	16,464	(45,332)
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	—	16,464	(45,332)
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	—
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	—

Cash generated (deficiency) after cash distribution	—	—	16,464	(45,332)
Less: Special items (not including sales and refinancing) (6)	—	—	16,661	(518,252)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$(197)	$472,920

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$2.20	(6.04)
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	—
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	—
— other (5)	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	Madison County Self Storage, DST August 2007
	2004	2005	2006	2007
Gross revenues	$—	$—	$—	$407,172
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	—	107,172
Interest expense	—	—	—	117,452
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$—	$182,548

Taxable income
— from operations	$—	$—	$—	$182,548
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	—	182,548
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales				182,548
and refinancing	—	—	—	—
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	85,841
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	—

Cash generated (deficiency) after cash distributions	—	—	—	96,707
Less: Special items (not including sales and refinancing) (6)	—	—	—	85,639

Cash generated (deficiency) after cash distributions and special items	$—	$—	$—	$11,068

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	40.57
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	19.08
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	—	19.08
— other (5)	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	USA Grand Promenade, LLC September 2006
	2004	2005	2006	2007
Gross revenues	$—	$—	$—	$4,233,468
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	—	1,244,372
Interest expense	—	—	—	2,177,507
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$—	$811,589

Taxable income
— from operations	$—	$—	$—	$811,589
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	—	811,589
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales				811,589
and refinancing	—	—	—	—
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	811,589
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	272,557

Cash generated (deficiency) after cash distributions	—	—	—	(272,557)
Less: Special items (not including sales and refinancing) (6)	—	—	—	(301,390)

Cash generated (deficiency) after cash distributions and special items	$—	$—	$—	$28,833

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	32.69
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	32.69
— return of capital (5)	—	—	—	10.98
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	—	32.69
— other (5)	—	—	—	10.98
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) (Continued)

	Fontaine Business Park, LLC November 2007
	2004	2005	2006	2007
Gross revenues	$—	$—	$—	$186,721
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses (3)	—	—	—	57,332
Interest expense	—	—	—	69,148
Depreciation (2)	—	—	—	—

Net income (loss) — Tax basis (4)	$—	$—	$—	$60,241

Taxable income
— from operations	$—	$—	$—	$60,241
— from gain on sale	—	—	—	—
Cash generated
— from operations (5)	—	—	—	60,241
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales				60,241
and refinancing	—	—	—	—
Less: Cash distributions to investors
— from operating cash flow (5)	—	—	—	—
— from sales and refinancing	—	—	—	—
— from other (5)	—	—	—	—

Cash generated (deficiency) after cash distributions	—	—	—	60,241
Less: Special items (not including sales and refinancing) (6)	—	—	—	50,256

Cash generated (deficiency) after cash distributions and special items	$—	$—	$—	$9,985

Tax and Distribution Data Per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	5.24
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
— investment income	—	—	—	—
— return of capital (5)	—	—	—	—
Source (on cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	—	—	—
— other (5)	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results

NOTES TO TABLE III

(1)	USA Self Storage REIT, Inc. maintains its books on a GAAP basis of accounting rather than a tax basis.

(2)

USA Self Storage REIT, Inc. calculates depreciation of real property on the straight-line method over estimated useful lives ranging primarily from 5 to 40 years. The tenant-in-common and Delaware Statutory Trust offered programs do not report depreciation or amortization of the real property due to the nature of the co-tenancy interests held by the individual investors.

(3)	Operating expenses include the ongoing operating costs of the real estate and management fees paid to affiliates for such services as asset management, administrative and accounting.

(4)

The U.S. Commercial Exchange Entity programs, consisting of tenant-in-common ownership in real estate properties, maintain their books on a tax basis of accounting rather than a GAAP basis. There are several potential differences in tax and GAAP basis, including, among others: (a) tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year, (b) rental income is recorded on a tax basis as it is received rather than being accrued on a straight-line basis over the life of the lease for GAAP, (c) Operating expenses are generally recorded in the period in which they are paid, which may not be the period in which they were incurred. These differences generally result in timing differences between fiscal years but total income over the life of the real estate investment will not be significantly different between the two bases of accounting.

(5)

Cash generated from operations generally includes net income plus depreciation and amortization if applicable. Distributions in excess of cash flow from operations are generally funded by alternative sources such as releases from funded reserves, return of equity proceeds or other financing proceeds.

(6)	Special items consist of cash flows associated with capital contributions, mortgage debt proceeds and total acquisition costs (See Tables I and VI).

(7)

The offering involves a “Master Lease” of the property. The “Master Tenant”, an affiliate of the sponsor, is required to make stated rent payments on a monthly, triple net, basis to the investors under the terms of the “Master Lease”, whether or not property cash flows are sufficient to pay such stated rent (See note 5 in this section “Notes to Table III”). Special items consist of changes in escrow and reserve accounts and changes in other assets and liabilities.

Past performance is not necessarily indicative of future results

TABLE IV

RESULTS OF COMPLETED PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

This table sets forth summary information on the results of Prior Real Estate Programs that completed operations completed operations during the previous five years. The information relates only to programs with investment objectives similar to this program.

Program Name	USA 2000 West Loop, LP
Dollar amount raised	$22,800,000
Number of properties purchased	1
Date of closing of offering	6/24/2005
Date of first sale of property	10/31/2007
Date of final sale of property	10/31/2007
Tax and Distribution Data Per $1,000 Investment Through
Federal income tax results:
Ordinary income (loss)
— from operations	—
— from recapture	—
Capital gain (loss)	—
Deferred gain
— Capital	—
— Ordinary	—
Cash distributions to investors
Source (on Tax Basis)
— Investment income	260
— Return of capital	1,000

Source (on cash basis)
— Sales	1,061
— Refinancing	—
— Operations	198
— Other	—

Receivable on net purchase money financing	—

NOTE TO TABLE IV

(1)

The program included in this table is a tenant-in-common program involving investors generally engaged in tax deferred exchanges. Accordingly, each tenant-in-common investor has an individual tax basis for determining amortization and depreciation; therefore, there is no presentation of Federal Income Tax Results.

Past performance is not necessarily indicative of future results

TABLE V

SALES OR DISPOSALS OF PROPERTIES FOR PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following Table sets forth sales or other disposals of properties by Prior Real Estate Programs during the most recent three years. The information relates only to programs with investment objectives similar to this program.

			Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total
USA 2000 West Loop, LP	4/29/2005	10/31/2007	$24,193,755	$35,500,000	—	—	$59,693,755

	Cost of Properties Including Closing and Soft Costs
Property	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs(4)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
USA 2000 West Loop, LP	$35,500,000	$16,570,000	$52,070,000	$3,373,608

NOTES TO TABLE V

(1)	The sale was not to an affiliated party.

(2)	No purchase money mortgages were taken back by this program.

(3)	The sale is not being reported on an installment basis.

(4)	The amount shown does not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.

Past performance is not necessarily indicative of future results

APPENDIX B

SUBSCRIPTION AGREEMENT

1	YOUR INITIAL INVESTMENT

Make all checks* payable to: “STRATEGIC STORAGE TRUST, INC.”

*Cash, cashier’s checks/official bank checks under $10,000, foreign checks, money orders, third party checks, or travelers checks are not accepted.

The minimum investment is $1,000**. All additional investments must be at least $100.

Investment Amount: $_______________________

** The minimum purchase for Minnesota, New Jersey, New York and North Carolina residents is 250 shares ($2,500), except for IRAs which must purchase a minimum of 100 shares ($1,000).

☐	By Mail – Attach a check made payable to Strategic Storage Trust, Inc.

☐	By Wire – The Bank of New York Mellon, New York, NY ABA #021000018, Strategic Storage Trust, Inc. #6302698161. When sending a wire, please request that the wire references the subscriber’s name in order to assure the wire is credited to the proper account.

☐	Asset Transfer – Send asset transfer form sent to transferring institution.

☐	Waiver of Commission - Please check this box if you are eligible for a waiver of commission. Waivers of commissions are available for purchases through an affiliated investment advisor, participating Broker-Dealer or its retirement plan, or for a representative of a participating Broker-Dealer or his or her retirement plan or family member(s).

2	FORM OF OWNERSHIP

(Select only one)

Non-CustodialOwnership

☐        Individual Ownership

☐        Transfer on Death – Fill out Transfer on Death Form

to effect designation (available through your financial advisor).

☐        Joint Tenants with Rights of Survivorship – All parties must sign.

☐        Community Property – All parties must sign.

☐        Tenant In Common – All parties must sign.

☐        Corporate Ownership – Authorized signature required. Include copy of corporate resolution.

☐        Partnership Ownership – Authorized signature required. Include copy of partnership agreement.

☐        Estate – Authorized representative(s) signature required.

Name of Authorized Representative(s)

________________________________________________

Include a copy of the court appointment dated within 90 days.

☐        Trust – Include a copy of the first and last page of the trust.

☐        Pension Plan and Profit Sharing Plan (Non-Custodian)

☐        Other

Name of Trustee(s)

________________________________________________

Include a copy of the first and last page of the plan, as well as Trustee information.

Custodial Ownership

☐        Traditional / Simple IRA – Custodian signature required in section 7.

☐        Roth IRA – Custodian signature required in section 7.

☐        KEOGH Plan – Custodian signature required in section 7.

☐        Simplified Employee Pension / Trust (SEP)

☐        Pension / Profit-Sharing Plan / 401k – Custodian signature required in section 7.

☐        Uniform Gift to Minors Act / Uniform Transfers to Minors Act – Custodian signature required in section 7.

State of ______ Custodian for _______________

Required for custodial ownership accounts

Name of Custodian, Trustee, or Other Administrator

_________________________________________________

Mailing Address

_________________________________________________

City, State & Zip Code

_________________________________________________

Custodian Information – To be completed by Custodian listed above.

Custodian Tax ID#

_________________________________________________

Custodian Account #

_________________________________________________

Custodian Telephone #

_________________________________________________

Special Instructions

_________________________________________________

Overnight Return to: The Bank of New York Mellon ¡ 101 Barclay Street ¡ A Level – Imaging ¡ New York, NY 10286 ¡

Attn: Strategic Storage Trust, Inc. Regular Return Mail: Strategic Storage Trust, Inc. ¡ The Bank of New York Mellon ¡

P.O. Box 890 ¡ New York, NY 10008-0890 BNY Mellon Investor Services: 866-418-5144

3	ADDRESS INFORMATION

Subscriber Information (All fields must be completed)

Investor	Co-Investor

Home Telephone	Business Telephone	Email Address

Investor Social Security Number / Tax ID Number	Birth Date / Articles of Incorporation (MM/DD/YY)

Co-Investor Social Security Number / Tax ID Number	Co-Investor Birth Date (MM/DD/YY)

Please indicate Citizenship Status	☐ U.S. Citizen ☐ Resident Alien – Country of Origin ________________________

☐ Non-resident Alien – Country of Origin _________________________________

Residence Address (No P.O. Box allowed)

Street Address	City	State	Zip Code

Mailing Address* (if different from above – P.O. Box allowed)

Street Address	City	State	Zip Code

*	If the co-investor resides at another address, please attach that address to the subscription agreement

4	DISTRIBUTIONS

Complete this section to enroll in the Distribution Reinvestment Plan or to elect to receive distributions by check mailed to you, by check mailed to a third-party or alternate address, or by direct deposit.

IRA accounts may not direct distributions without the custodian’s approval.

I hereby subscribe for shares of Strategic Storage Trust, Inc. and elect the distribution option indicated below: (Select only one)

1. ☐	Participate in the Distribution Reinvestment Plan (see Prospectus for details)

2. ☐	Check mailed to the residence address set forth in Section 3 above

3. ☐	Check mailed to the mailing address set forth in Section 3 above

4. ☐	Check Mailed to Third-Party / Alternate Address

To direct distributions to a party other than the registered owner, please provide applicable information below.

Name /Entity Name / Financial Institution	Account No.	Mailing Address

City	State	Zip Code

5. ☐	Direct Deposit Please attach a pre-printed voided check or a deposit slip. (Non-Custodian Investors Only)

I authorize Strategic Storage Trust, Inc., or its agent, to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Strategic Storage Trust, Inc., or its agent, in writing to cancel it. In the event that Strategic Storage Trust, Inc., or its agent, deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Please Attach a Pre-printed Voided Check or Deposit Slip Here*

* The above services cannot be established without a pre-printed voided check or deposit slip.

For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature

Signature

Your Bank’s ABA Routing Number	Your Bank Account Number	☐ Checking Account ☐ Savings Account

Overnight Return to: The Bank of New York Mellon ¡ 101 Barclay Street ¡ A Level – Imaging ¡ New York, NY 10286 ¡

Attn: Strategic Storage Trust, Inc. Regular Return Mail: Strategic Storage Trust, Inc. ¡ The Bank of New York Mellon ¡

P.O. Box 890 ¡ New York, NY 10008-0890 BNY Mellon Investor Services: 866-418-5144

5	ACCOUNT OPTIONS (You may select more than one option)

A. ☐ Automatic Investment Plan. Electronic Funds Transfer from your bank account directly to your Strategic Storage Trust, Inc. investment account ($100 Minimum). I authorize Strategic Storage Trust, Inc., or its agent, to draft from my checking or savings account. This authority will remain in force until I notify Strategic Storage Trust, Inc., or its agent, in writing to cancel it. In the event that Strategic Storage Trust, Inc., or its agent, drafts funds erroneously from my account, they are authorized to credit my account for an amount not to exceed the amount of the erroneous draft.*

*Automatic Investment Plan is not available to residents of Alabama or Ohio.

Name of Financial Institution	Mailing Address

City	State	Zip Code

Please Attach a Pre-printed Voided Check or Deposit Slip Here*

* The above services cannot be established without a pre-printed voided check or deposit slip.

For Electronic Funds Transfers, signatures of bank account owners are required exactly as they appear on bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature __________________________
Signature __________________________

Your Bank’s ABA Routing Number	Your Bank Account Number	☐ Checking Account ☐ Savings Account

I Authorize Strategic Storage Trust, Inc. or its agent to draft from my checking or savings account $__________ (MONTHLY

AMOUNT) on the second business day of each month, starting on ____/____/____ (START DATE).

                                                                                                                MM / DD / YY

B. ☐ Electronic Delivery of Reports and Updates. I authorize Strategic Storage Trust, Inc. to make available on its website at www.strategicstoragetrust.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available in lieu of receiving paper documents. (You must provide an e-mail address if you choose this option)

E-mail address:

6	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The Financial Advisor must sign below to complete order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker-Dealer Name	Broker-Dealer Mailing Address

City	State	Zip Code

Broker-Dealer CRD Number	Telephone Number	Fax Number

Financial Advisor Firm Name & Branch Number	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Advisor CRD Number	Branch Number	Telephone Number

E-mail Address	Fax Number

☐	Registered Investment Advisor (RIA): All sales of securities must be made through a Broker-Dealer. If an RIA has introduced a sale, the sale must be conducted through (1) the RIA in his or her capacity as a Registered Representative of a Broker-Dealer, if applicable; (2) a Registered Representative of a Broker-Dealer which is affiliated with the RIA, if applicable; or (3) if neither (1) nor (2) is applicable, an unaffiliated Broker-Dealer. (Section 6 must be filled in)

Overnight Return to: The Bank of New York Mellon ¡ 101 Barclay Street ¡ A Level – Imaging ¡ New York, NY 10286 ¡

Attn: Strategic Storage Trust, Inc. Regular Return Mail: Strategic Storage Trust, Inc. ¡ The Bank of New York Mellon ¡

P.O. Box 890 ¡ New York, NY 10008-0890 BNY Mellon Investor Services: 866-418-5144

The undersigned confirm on behalf of the Broker-Dealer that they (1) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (2) have discussed such investor’s prospective purchase of shares with such investor; (3) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (4) have delivered a current Prospectus and related supplements, if any, to such investor; (5) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (6) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

X			X
	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker-Dealer)	Date

7	SUBSCRIBER SIGNATURES

Strategic Storage Trust, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Strategic Storage Trust, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Strategic Storage Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

[ALL ITEMS MUST BE READ AND INITIALED.]		Owner	Joint Owner

(1)	I have received the Prospectus of Strategic Storage Trust, Inc., and I fully understand that I am entitled to a refund of my subscription amount upon written request to Strategic Storage Trust, Inc. if the request is received within five (5) business days of either (i) completion of the Subscription Agreement or (ii) my receipt of the Prospectus, whichever is earlier.	☐	☐

(2)	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or (ii) a net worth (as described above) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 gross annual income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.” I will not purchase additional shares unless I meet those suitability requirements at the time of purchase.	☐	☐

(3)	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.	☐	☐

(4)	I am purchasing the shares for my own account.	☐	☐

If you participate in the Distribution Reinvestment Plan or make subsequent purchases of shares of Strategic Storage Trust, Inc., including purchases made pursuant to our Automatic Investment Program, you agree that, if you fail to meet the suitability requirements for making an investment in shares or can no longer make the other representations or warranties set forth in this Section 7, you are required to promptly notify Strategic Storage Trust, Inc. and your Broker-Dealer in writing.

TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CERTIFICATION (required): The investor signing below, under penalties of perjury, certifies that (1) the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien), unless I have otherwise indicated in Section 3 above.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

I understand that I will not be admitted as a stockholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and depositing funds.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X			X
	Signature of Owner or Custodian	Date		Signature of Joint Owner or Beneficial Owner (if applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN IS ADMINISTERED BY A THIRD PARTY)

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in Strategic Storage Trust, Inc.

Overnight Return to: The Bank of New York Mellon ¡ 101 Barclay Street ¡ A Level – Imaging ¡ New York, NY 10286 ¡

Attn: Strategic Storage Trust, Inc. Regular Return Mail: Strategic Storage Trust, Inc. ¡ The Bank of New York Mellon ¡

P.O. Box 890 ¡ New York, NY 10008-0890 BNY Mellon Investor Services: 866-418-5144

APPENDIX C

STRATEGIC STORAGE TRUST, INC.

DISTRIBUTION REINVESTMENT PLAN

Amended As of April 28, 2008

Strategic Storage Trust, Inc., a Maryland corporation (the “Company”), has adopted a distribution reinvestment plan (the “DRP”), the terms and conditions of which are set forth below.

1. Distribution Reinvestment. As agent for the stockholders of the Company (“Stockholders”) who (A) purchase shares of the Company’s common stock (the “Shares”) pursuant to the Company’s initial public offering (“Initial Public Offering”), or (B) purchase Shares pursuant to any future offering of the Company (a “Future Offering”) and who elect to participate in the DRP (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Dealer Manager or participating dealers registered in the participating Stockholder’s state of residence (“Participating Dealers”).

2. Effective Date. The DRP will become effective on the effective date of the Company’s initial public offering. Any amendment to the DRP shall be effective as provided in Section 12.

3. Eligibility and Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Initial Public Offering or any Future Offering, and who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or Participating Dealer. The Company may elect to deny a Stockholder participation in the DRP if the Stockholder resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes the Stockholder’s participation impracticable or inadvisable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization.

Once enrolled, a Participant may continue to purchase stock under the DRP until all of the shares of stock registered have been sold, the Company has terminated a current offering, or the Company has terminated the DRP. A Participant can choose to have all or a portion of distributions reinvested through the DRP. A Participant may also change the percentage of distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. Any election to increase a Participant’s level of participation must be made through a Participating Dealer or, if purchased other than through a Participating Dealer, through the Company’s dealer manager. Shares will be purchased under the DRP on the date that Distributions are paid by the Company.

Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4. Purchase of Shares. Participants may acquire DRP Shares from the Company at a price equal to the higher of $9.50 per share or 95% of the fair market value of a share of the Company’s common stock as estimated by the Company’s board of directors or a firm chosen by the Company’s board of directors, until the earliest of (i) the date that all of the DRP Shares registered have been issued or (ii) all offerings terminate and the Company elects to deregister with the SEC the unsold DRP Shares. The DRP Share price was determined by the Company’s board of directors in its business judgment. The Company’s board of directors may set or change the DRP Share price for the purchase of DRP Shares at any time in its sole and absolute discretion based upon such factors as it deems appropriate. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares; however, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limit as set forth in the Company’s charter or otherwise would cause a violation of the share ownership restrictions set forth in the Company’s charter.

C-1

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares registered with the SEC in connection with the Company’s Initial Public Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the DRP (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a national stock exchange or national market system (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRP. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the DRP may be at prices lower or higher than the Share price which will be paid for the DRP Shares pursuant to the Initial Public Offering.

If the Company acquires Shares in any Secondary Market for use in the DRP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

5. No Commissions or Other Charges. No dealer manager fee and no commissions will be paid with respect to the DRP Shares.

6. Exclusion of Certain Distributions. The board of directors of the Company reserves the right to designate that certain cash or other distributions attributable to net sale proceeds will be excluded from Distributions that may be reinvested in shares under the DRP.

7. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

8. Stock Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

9. Voting. A Participant may vote all shares acquired through the DRP.

10. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

11. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder in cash.

12. Amendment or Termination of DRP by the Company. The board of directors of the Company may be majority vote (including a majority of the Independent Directors) amend, modify, suspend or terminate the DRP for any reason upon 10 days’ written notice to the Participants; provided, however, no such amendment shall add compensation to the DRP or remove the opportunity for a Participant to terminate participation in the plan, as specified above.

13. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death, or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Any limitation of the Company’s liability under this Section 13 may be further limited by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as applicable. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

C-2